Exhibit 99.1

NANOPHASE ANNOUNCES SECOND QUARTER AND FIRST HALF 2003 RESULTS

Romeoville, IL, August 6, 2003—Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in nanomaterials and nanoengineered products, announced results for the second quarter and first half of 2003. Based on the attached financial statements, the Company’s results are stated approximately as follows with earnings per share shown fully diluted.

For the quarter ending June 30, 2003, revenue totaled $1.3 million compared to $1.7 million in the comparable period of 2002. The majority of product sales were concentrated in personal care products, including sunscreens, and nanodispersions for polishing semiconductors and photomasks. The Company reported a net loss for the second quarter 2003 of $1.56 million, or $0.10/share, versus a loss of $1.25 million, or $0.09/share, for the comparable period of 2002.

For the first half of 2003, Nanophase’s revenues totaled $3.0 million compared to $3.1 million during the first half of 2002. The Company reported a net loss for the first half of 2003 of $3.0 million, or $0.20/share, versus $2.8 million, or $0.20/share for the first half of 2002.

“While Nanophase continued making exceptional progress in several areas during the first half of 2003, second quarter revenue was disappointing after a strong first quarter,” stated Joseph Cross, Nanophase’s president and CEO. “Compared to the first half of 2002, first half 2003 revenues were negatively impacted by almost $600,000 due to unexpected softness in transparent functional coatings for flooring, catalytic converter nanomaterials, and a reduced order rate for personal care products. We currently expect flooring and catalytic converters order rates to return to prior levels by late 2003 or early 2004, and we expect personal care product revenues to grow during 2004.

“Nanophase continues to make encouraging progress developing new business in its focus markets: sunscreen and personal care initiatives, anti-microbial applications, abrasion and scratch-resistant coatings, catalysts, and polishing for multiple applications. We plan to provide a further update on market development activities, similar to that given at the recent stockholder meeting, during our quarterly conference call.”

Nanophase has scheduled its next quarterly conference call for August 7, 2003, at 10:00 CDT. Joseph Cross, President and CEO, and Jess Jankowski, Vice-President and Controller will host the call. The call may be accessed though the Company’s website, www.nanophase.com, and clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through August 14, 2003, by dialing 706-645-9291 and entering code 1850922, or by logging onto the Company’s website and following the above instructions.

Nanophase Technologies (NANX), www.nanophase.com, provides nanoengineered solutions of nanostructured materials for a variety of industrial product applications. Using patented and proprietary integrated nanotechnologies, the Company creates products with unique performance attributes. Nanophase Technologies currently owns or licenses 22 United States patents and patent applications, consisting of 8 owned United States patents, 8 owned United States patent applications, and 6 licensed United States patents. The Company also has 24 foreign patents and patent applications, consisting of 9 owned foreign patents and 15 owned foreign patent applications, all of which are counterparts to domestic filings covering its platform of nanotechnologies.

This press release contains words such as “expects”, “anticipates”, “plans”, “forecasts” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties. It is possible that the Company’s future performance may differ materially from current expectations expressed in these forward-looking statements due to a variety of important factors such as: a customer’s decision to defer, cancel or otherwise modify a purchase order or supply agreement; demand for, and acceptance of, the Company’s nanocrystalline materials; changes in our development, supply and distribution relationships; increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the Company’s mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental regulations; disruption of commercial activities and threats associated with terrorism and efforts to combat it; protection and validity of patent and other intellectual property rights; the cyclical nature of the Company’s business; the outcome of pending and future litigation and governmental proceedings; and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. The Company undertakes no obligation to update or revise these forward-lookingstatements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	June 30, 2003	December 31, 2002
	(Unaudited)
Current assets:
Cash and cash equivalents	$615,135	$445,684
Investments	4,831,763	7,062,808
Trade accounts receivable, less allowance for doubtful accounts of $25,000 at June 30, 2003 and December 31, 2002	830,162	941,335
Other receivable	65,386	16,790
Inventories, net	837,510	981,834
Prepaid expenses and other current assets	443,986	747,042

Total current assets	7,623,942	10,195,493
Equipment and leasehold improvements, net	8,866,720	9,433,237
Other assets, net	468,938	384,240

	$16,959,600	$20,012,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debts	$707,903	$1,283,554
Current portion of capital lease obligations	62,739	62,099
Accounts payable	644,096	480,789
Accrued expenses	922,113	989,000

Total current liabilities	2,336,851	2,815,442

Long-term debt, less current maturities	447,662	309,128
Long-term portion of capital lease obligations, less current maturities	23,371	55,435

	471,033	364,563

Contingent liabilities:	—	—
Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value, 25,000,000 shares authorized; 15,254,943 and 15,137,877 shares issued and outstanding at June 30, 2003 and December 31, 2002, respectively	152,549	151,379
Additional paid-in capital	56,952,308	56,658,080
Deferred stock compensation	(44,813)	(67,069)
Accumulated deficit	(42,908,328)	(39,909,425)

Total stockholders’ equity	14,151,716	16,832,965

	$16,959,600	$20,012,970

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenue:
Product revenue	$1,220,639	$1,516,197	$2,570,977	$2,829,773
Other revenue	86,897	145,649	400,640	239,755

Total revenue	1,307,536	1,661,846	2,971,617	3,069,528

Operating expense:
Cost of revenue	1,234,248	1,401,696	2,780,970	2,696,720
Research and development expense	510,198	480,042	971,736	1,003,726
Selling, general and administrative expense	1,103,040	1,006,104	2,179,748	2,091,319

Total operating expense	2,847,486	2,887,842	5,932,454	5,791,765

Loss from operations	(1,539,950)	(1,225,996)	(2,960,837)	(2,722,237)
Interest income	19,325	33,041	41,389	61,177
Interest expense	(34,060)	(28,792)	(64,455)	(56,282)
Other, net	—	(951)	—	(50)

Loss before provision for income taxes	(1,554,685)	(1,222,698)	(2,983,903)	(2,717,392)
Provision for income taxes	(7,500)	(30,000)	(15,000)	(30,000)

Net loss	$(1,562,185)	$(1,252,698)	$(2,998,903)	$(2,747,392)

Net loss per share—basic and diluted	$(0.10)	$(0.09)	$(0.20)	$(0.20)

Weighted average number of common shares outstanding	15,204,454	14,232,786	15,183,189	13,980,694